Exhibit 10.38

NOTE

(Intermediate Term with Fixed Rate)

Date: October 14, 2014

For Value Received, on October 1 , 2024 (the "Loan Maturity Date"), Borrower, as defined below, as principal, promises to pay NORTHWEST FARM CREDIT SERVICES, PCA ("Lender") or order, at its office in Spokane, Washington, or such other place as the holder of this Note (this "Note") may designate in writing, the principal balance of Fourteen Million Four Hundred Thousand and no/lOO's Dollars ($14,400,000.00) (the "Total Commitment Amount"), or so much thereof as may be outstanding, plus interest thereon from and after any Disbursement Date, at interest rates as provided for hereafter.

1.  Definitions.  For purposes of this Note, the following definitions apply.  Capitalized terms not otherwise defined herein shall have the meanings given in the Master Loan Agreement.

"Borrower" means ORM Timber Fund III (REIT) Inc., a Delaware corporation.

"Closing Date" means the date the Loan Documents are fully executed and the conditions precedent to Loan closing have been met to Lender's satisfaction or waived by Lender in writing.

"Disbursement Date" means any Business Day when Loan principal is advanced under this Note to or on the account of Borrower.

"Guarantors" means, collectively, ORM Timber Fund III LLC, a Delaware limited liability company, and ORM Timber Fund III (Foreign) LLC, a Delaware limited liability company, under the Guaranty Agreement (the "Guaranty") executed by such parties in connection with the Loan Documents.

"Loan" means all principal amounts advanced by Lender to Borrower or on the account of Borrower or otherwise under this Note and the other Loan Documents, and all fees or charges incurred as provided for in this Note and the other Loan Documents, plus all interest accrued thereon.

"Loan Purpose" means, (a) the purchase of timber and timberlands, and (b) to pay Loan fees and all Lender's reasonable transaction costs.

"Master Loan Agreement" means that certain agreement dated December 2, 2013, by and between Borrower, Lender and Northwest Farm Credit Services, PCA, that contains the terms and conditions that further govern the relationship of the parties, as further amended, modified, extended, restated or supplemented from time to time.

"Notice" shall have the meaning given in Paragraph 2.04 hereof.

2. Advances, Fees, Expenses and Notice.

Note
(ORM Timber Fund III (REIT) lnc./Note No. 6219327)

2.1           Advance. All Loan principal shall be advanced on a Disbursement Date.

2.2           Loan Fee. Borrower shall pay Loan fees as set forth in a separate loan fee letter.

2.3           Fees  and  Expenses.   Borrower  shall pay  Lender on demand, all fees and  expenses, including attorney fees, related to closing the Note and incurred in any loan servicing action or to protect or enforce any of Lender's rights in bankruptcy, appellate proceedings or  otherwise, under this Note or the other Loan Documents. All sums advanced by Lender to  protect its interests hereunder or under the other Loan Documents and all Prepayment and  Breakage Fees shall be payable on demand and shall accrue interest under the interest rate in effect on such date and shall be treated as an advance under this Note.

2.4           Notice of Prepayment and Pricing.

a.           Prepayment  of  Principal.   Borrower  shall provide  Lender with Notice of  the amount of any prepayment no later than 10:00 a.m. Spokane time one Business Day prior to the Business Day the prepayment will be made.

b.           Form of Notice. Borrower may provide Lender any Notice required under this Note by use of the notice in form substantially as set forth on Exhibit A hereto or other documentation as may be prescribed by Lender. Alternatively, Borrower may telephone Lender at the numbers designated on Exhibit A or as may be provided by Lender from time to time. If Notice is by telephone, Lender will confirm to Borrower the elected prepayment in writing. All such Notices are deemed irrevocable when given and are subject to Breakage Fees.

3.           Interest Rate.

3.1           Fixed Rate. Borrower locked in a fixed per annum interest rate of 4.45 percent on October 1, 2014, to be effective October 20, 2014. The fixed interest rate of 4.45 percent per annum shall remain in effect for the term of the Loan unless changed to the Default Interest Rate.

3.2           Interest Rates. The interest rate used herein does not necessarily represent the lowest rates charged by Lender on its loans. Interest rates are calculated on the basis of the actual number of days elapsed during the year for the actual number of days in the year.

4.           Payment.

4.1           Mandatory  Payment  - Loan  to  Value.   Borrower shall, upon  10-days' notice  from Lender, repay the unpaid principal amount advanced under this Note in such amount  as is necessary to reduce the unpaid principal amount of the Loan to an amount equal to the loan to value requirement as set forth in Section 6.02.b of the Master Loan Agreement, of the  Excess Cutting Payment required in Section 6.04 of the Master Loan Agreement, which  shall be in addition to any regularly scheduled payments due under this Note. Failure to  make such mandatory payments is a monetary default under this Note. Such repayments of principal may be subject to the Prepayment Fee.

Note
(ORM Timber Fund Ill (REIT) Inc./Note No. 6219327)

4.2           Mandatory   Payment  - Excess  Cntting  Payment.   Borrower  shall pay  to Lender  the Excess Cutting Payment in the manner and as required to be paid under in Section 6.04 of the Master Loan Agreement, which  payment  shall  be  in  addition  to  any  regularly   scheduled payments due under this Note. Failure to make such mandatory payment is a monetary default under this Note. Such repayments of principal may be subject to the Prepayment Fee.

4.3           Interest  only  Payments.  Borrower shall make quarterly interest only payments on the first day of each Fiscal Quarter beginning January I , 2015, which payments shall consist  of interest that accrued during such prior period on the unpaid principal balance of the Loan.

4.4           Payment in Full on Loan Maturity Date. The unpaid principal balance, unpaid interest thereon, and other amounts due under this Note and the other Loan Documents shall be paid in full on the Loan Maturity Date.

4.5           Manner of Payments. Ifany payment date is not a Business Day, then payment shall be due on the next succeeding Business Day. All sums payable to Lender hereunder shall be paid directly to Lender in immediately available funds in U.S. dollars. Lender shall provide Borrower periodic statements of all amounts due hereunder at applicable interest rates, which statements shall be considered correct and conclusively binding on Borrower in all respects and for all purposes unless Borrower notifies Lender in writing of any objections within 15 days of receipt of any such statement.

4.6           Application of Payments. Lender may apply any payment received from or on behalf of Borrower to principal, interest, or any part of the indebtedness, including any fees and expenses due under this Note or any other Loan Document, as Lender, in its sole discretion, may choose. Subject to the preceding sentence, Borrower may at any time pay any amount of principal in advance of its maturity subject  to the Prepayment Fee described herein. Unless Lender otherwise elects, so long as there is no Event of Default, principal prepayments shall reduce the balance owing and discharge the indebtedness at an earlier date, but shall not alter the obligation to pay scheduled payments until the indebtedness is paid in full.

5.           Prepayment and Breakage Fees. This Loan is subject to the prepayment and breakage fee provisions set forth in Section 7 of the Master Loan Agreement.

6.           Default.

6.1           Events   of  Default.    Time  is  of the  essence  in the  performance  of  this  Note.    The occurrence of any one or more of the Events of Default set forth in Paragraph 8.0 I of the Master Loan Agreement shall constitute an "Event of Default" under this Note.

6.2           Acceleration. In the event of any uncured Event of Default beyond any applicable cure periods provided for in the Loan Documents, at Lender's option, without notice or demand, the unpaid principal balance of the Loan, plus all accrued and unpaid interest thereon and all other amounts due shall immediately become due and payable.

6.3           Default Interest Rate. The "Default Interest Rate" applicable to this Note is set forth in Paragraph 8.03.b of the Master Loan Agreement.

6.4           Notice and Opportunity to Cure. Any notice and opportunity to cure shall be provided in accordance with Paragraph 8.04 of the Master Loan Agreement.

7.             Security. This Note is secured by the property described in the Membership Agreement and any other Loan Document that grants Lender a lien, security interest, or other rights or entitlements in, to or against such described property (collectively, the "Collateral"), including but not limited to the following specific Loan Documents:

Mortgage, Financing Statement and Fixture Filing dated of or around even date herewith (Grays Harbor County);

Mortgage, Financing Statement and Fixture Filing dated of or around even date herewith (Pacific County);

Deed of Trust, Financing Statement and Fixture Filing dated of or around even date herewith (Siskiyou County);

Deed of Trust, Financing Statement and Fixture Filing dated of or around even date herewith (Columbia County)

8.             Loan Terms, Provisions and Covenants. This Note is subject to the terms, provisions and covenants of the Master Loan Agreement and the other Loan Documents.

9.             Miscellaneous.

9.1           Funds  Management  Services.   Lender  may provide  funds management  services  to Borrower.    Upon  request,  Lender  shall  provide  Borrower  a  quote  for  identified   funds management services. Borrower shall comply with all funds management service  agreements during the term of this Note. All fees incurred shall be considered a request for  an advance under the Loan. The funds management services and fees may be adjusted upon  reasonable notice by Lender.

9.2           Governing Law. The substantive laws of the State of Washington shall apply to govern the construction of the Loan Documents and the rights and remedies of the parties except where the location of the Collateral for the Loan may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.

9.3           General Provisions. Borrower agrees to this Note as of the date above written. Borrower waives presentment for payment, demand, notice of nonpayment, protest, notice of protest and diligence in  enforcing payment of this Note. This Note and the other Loan Documents constitute the entire agreement between Borrower and Lender and supersede all prior oral negotiations and promises which are merged into such writings. Upon written agreement of the parties, the interest rate, payment terms or balances due under this Note may be indexed, adjusted, renewed or renegotiated. Lender may at any time, without notice, release all or any part of the security for this Note, including any real estate and or personal property covered by the Loan Documents; grant extensions, deferments, renewals or reamortizations of any part of

Note
(ORM Timber Fund Ill (REIT) Inc./Note No. 6219327)

the indebtedness evidenced by this Note over any period of time; and release from personal liability any one or more of the parties who are or may become liable for the indebtedness evidenced by this Note without affecting the personal liability of any other party. Lender may exercise any and all rights and remedies available at law, in equity and provided herein and in the other Loan Documents. Any delay or omission by Lender in exercising a right or remedy shall not waive that or any other right or remedy. No waiver of default by Lender shall operate as a waiver of the same or any other default on a future occasion. Lender shall not be obligated to renew the Note or any part thereof or to make additional or future loans to Borrower. Borrower agrees to take any action requested by Lender to perfect or continue the lien and priority of the Loan Documents, including but not limited to, any action requested by  any  governmental agency. All Exhibits hereto are incorporated herein and made a part of this Note. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together, shall constitute but one and the same instrument. Borrower shall comply with the capitalization requirements of ACA, as stated in the Membership Agreement.

Borrower agrees that the Note described herein shall be in default should any proceeds be used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce or to make possible the production of an agricultural commodity , as further explained in 7 CFR Part 1940, Subpai1G, Exhibit M.

9.4           WAIVER     OF    JURY     TRIAL.        BORROWER    AND    LENDER     HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR  RELATING TO THIS LOAN DOCUMENT AND ANY FUTURE MODIFICATIONS , AMENDMENTS , EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS   RELATING  TO  THIS LOAN DOCUMENT .  THE PARTIES INTEND THAT THIS  JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A  DEBT ARE NOT ENFORCEABLE  UNDER WASHINGTON LAW.

BORROWER:
ORM Timber Fund III (REIT) Inc.
By: Olympic Resource Management LLC, its Manager
By: P,	e MGP, Inc., its Managing Member

By:	Thomas M. Ringo
Its:	President and CEO

EXHIBIT A
NOTICE/CONFIRMATION

NOTICE TO:
Loan Accounting and Operations
Northwest Farm Credit Services, FLCA
1700 South Assembly Street	P. 0. Box 2515	Fax: 509-340-5508
Spokane, WA 99224-2121	Spokane, WA 99220-2515	Tel: 1-800-216-4535

This Notice is provided pursuant to the Note dated October  14, 2014, as extended, renewed, amended or restated.

 Prepayment of Principal

Principal Amount
Date to be Effective

Date:

ORM Tim ber Fund III (REIT) Inc.

By:
Authorized Agent

CONFIRMATION

Lender confirms that the above actions were taken or mod ified as provided for below:

NORTHWEST FARM CREDIT SERVICES, PCA

Date	By:
Authorized Agent

Note
(ORM Timber Fund Ill (REIT) Inc./Note No. 6219327)